UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12671 High Bluff Drive, Suite 200, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 259-1165

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 24, 2011. The following is a brief description of each matter voted upon at the meeting and the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable.

1. To elect the following three directors for a three-year term to expire at the 2014 annual meeting of stockholders:

Director Name	For	Withheld	Broker Non-Votes
Louis C. Bock	25,094,542	27,154	3,570,538
Cam L. Garner	24,723,781	397,915	3,570,538
Mark Wiggins	25,092,242	29,454	3,570,538

In accordance with the above results, each nominee was elected to serve as a director.

2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

For	Against	Abstain	Broker Non-Votes
28,672,652	19,082	500	0

In accordance with the above results, the selection of Ernst & Young LLP was approved.

3. To consider and vote upon, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission:

For	Against	Abstain	Broker Non-Votes
23,625,597	35,780	1,460,319	3,570,538

In accordance with the above results, the Company’s stockholders voted in favor of the advisory resolution approving the compensation of the Company’s named executive officers.

4. To consider and vote upon, on an advisory basis, whether the stockholder vote to approve the compensation of the Company’s named executive officers as required by Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, should occur every one, two or three years.

Every One Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
3,725,032	88,751	19,897,645	1,410,268	3,570,538

In accordance with the above results, the Company’s stockholders voted in favor of conducting an advisory vote on the compensation of the Company’s named executive officers once every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: May 25, 2011	By:	/s/ Ann D. Rhoads
Name: Ann D. Rhoads
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary